UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 Alhambra Circle, Suite 435

Coral Gables, Florida 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2022, AerSale Corporation (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF, LLC and Florida Growth Fund LLC (the “Selling Stockholders”) pursuant to which the Company agreed to repurchase, directly from the Selling Stockholders, 1,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such repurchase, the “Share Repurchase”). The closing of the Share Repurchase is conditioned on the closing of a concurrent underwritten secondary offering by the Selling Stockholders of shares of the Company’s Common Stock (the “Secondary Offering”). The price per share to be paid by the Company in the Share Repurchase will equal the price at which the underwriters will purchase shares of Common Stock from the Selling Stockholders in the Secondary Offering.

The description of the Share Repurchase Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Share Repurchase Agreement, dated November 14, 2022, by and among the Company and the Selling Stockholders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: November 16, 2022	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary